UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2025

CORSAIR GAMING, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39533	82-2335306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 N. McCarthy Boulevard
Milpitas, California		95035
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 657-8747

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CRSR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2025, Andrew J. Paul notified Corsair Gaming, Inc. (the “Company”) of his retirement from his position as Chief Executive Officer and from the board of directors of the Company (the “Board”), effective July 1, 2025. His retirement is not the result of any dispute or disagreement with the Company or the Board.

Pursuant to a Transition Agreement, dated February 10, 2025, between the Company and Mr. Paul (the “Transition Agreement”), Mr. Paul will continue to serve as Chief Executive Officer and as a member of the Board through the earlier of (i) June 30, 2025 and (ii) such earlier date as determined by the Company or Mr. Paul (the earliest of such dates, the “Transition End Date”). Mr. Paul will continue to receive his current annual base salary and his equity awards will continue vesting during such transition period with the Company through the Transition End Date.

Pursuant to the Transition Agreement, in the event Mr. Paul remains employed with the Company through June 30, 2025, then, subject to Mr. Paul executing and not revoking a general release of claims (and abiding by non-disparagement and two year non-solicitation restrictive covenants), (i) the vesting of Mr. Paul’s in-the-money stock options and all of his restricted stock units will be fully accelerated, (ii) the post-termination exercise period applicable to all of his stock options will be extended for a period of 24 months, (iii) Mr. Paul will be entitled to receive a pro-rated annual bonus based on actual achievement of performance goals and (iv) Mr. Paul will receive 24 months of COBRA reimbursement.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to a copy of the Transition Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

On February 11, 2025, the Board appointed Thi La, the Company’s current President and Chief Operating Officer, to serve as Chief Executive Officer, effective July 1, 2025 or such other date mutually agreed by the Company and Ms. La (the “Effective Date”).

Pursuant to an Employment Agreement, dated February 11, 2025, between the Company and Ms. La (the “Employment Agreement”), Ms. La will assume the role of Chief Executive Officer on the Effective Date for a three-year term. She will receive an annual base salary of $800,000 and will be eligible for an annual bonus with a target amount equal to 120% of her annual base salary. Subject to the approval of the Board, the Company intends to grant Ms. La restricted stock units (“RSUs”), an option to purchase Company common stock (the “Option”) and units subject to a performance-based condition (“PSUs”) having an aggregate target value of $5 million. Subject to the terms of the Company’s 2020 Incentive Award Plan and following the Effective Date, (i) the RSUs will vest over four years, with 25% of the RSUs vesting on the first anniversary of the Effective Date and with respect to 1/16th of the RSUs on each quarterly anniversary thereafter, subject to Ms. La’s continued service with the Company through the applicable vesting date, (ii) the shares subject to the Option will vest and become exercisable over four years, with 25% of the shares subject to the Option vesting on the first anniversary of the Effective Date and with respect to 1/48th of the shares subject to the Option on each monthly anniversary thereafter, subject to Ms. La’s continued service with the Company through the applicable vesting date, and (iii) the PSUs will vest based on such performance metrics and over such performance period as determined by the Board, in its sole discretion. In addition, Ms. La also executed our standard change in control and severance agreement, pursuant to which she is eligible to receive certain payment and benefits in the event we terminate Ms. La’s employment with us without Cause (as defined therein) or resigns for Good Reason (as defined therein). The severance provided under the severance agreement provides for (a) 12 months of her base salary, (b) 100% of her target annual performance bonus and (c) continued healthcare coverage under our medical plan for up to 12 months. In lieu of such severance, if we terminate Ms. La’s employment without Cause or she resigns for Good Reason within 12 months following a Change in Control, the severance agreement provides for (a) a lump sum cash payment equal to 24 months of base salary and 200% of her target annual bonus, (b) continued healthcare coverage under our medical plan for up to 24 months and (c) full acceleration of the vesting of all of her outstanding equity awards (other than any performance-based equity awards). Ms. La must timely execute, and not revoke, a general release of all claims against us and our affiliates to receive the severance payments described above. In addition, if Ms. La materially breaches certain restrictive covenant agreements she will forfeit her severance benefits.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to a copy of the Employment Agreement filed as Exhibit 10.2 hereto and incorporated herein by reference.

Ms. La’s biographical information is set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 23, 2024, which information is incorporated herein by reference. There are no arrangements or understandings between Ms. La and any other person pursuant to which Ms. La will assume the role of Chief Executive Officer, nor are there any family relationships between Ms. La and any other director or executive officer of the Company. Ms. La has no direct or indirect material interest in any “related person” transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On February 12, 2025, the Company issued a press release announcing the retirement of Mr. Paul and the appointment of Ms. Thi as Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration document or other document filed by the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Transition Agreement, by and between Corsair Gaming, Inc. and Andrew J. Paul
10.2	Employment Agreement, by and between Corsair Gaming, Inc. and Thi La
99.1	Press Release, dated February 12, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORSAIR GAMING, INC.

Date:	February 14, 2025	By:	/s/ Michael G. Potter
Michael G. Potter Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)